Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Camille S. Andrews
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Ms. Andrews:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler alone for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2

Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Brian W. Clymer
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Mr. Clymer:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler alone for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2

Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Steven R. Curts
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Mr. Curts:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler alone for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2

Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Alan S. Fellheimer
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Mr. Fellheimer:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2

Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Steven M. Kramer
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Mr. Kramer:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler alone for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2

Bulldog Investors, LLC, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663
201-881-7100 // pgoldstein@bulldoginvestors.com

January 19, 2016

Gary F. Mazzucco
Director
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pa 19103

Dear Mr. Mazzucco:

Last year, Opportunity Partners L.P., an affiliate of ours, sued Hill after Bill Dengler, Hill’s General Counsel, asserted an incorrect interpretation of Hill’s advance notice bylaw.  In rejecting Mr. Dengler’s interpretation, both the Delaware Chancery Court and the Delaware Supreme Court found the bylaw to be unambiguous.  Hill’s legal expenses likely totaled in excess of $1 million including a $400,000 payment awarded to Opportunity Partners’ counsel for its efforts to vindicate the franchise rights of Hill’s shareholders.  That costly outcome could have been avoided if the board had not relied solely on Mr. Dengler’s legal advice.

Perhaps Mr. Dengler kept the independent directors in the dark last year.  Given that possibility, we are taking the liberty of writing directly to you now.  Please be advised that on December 30, 2015, we emailed Mr. Dengler to “[p]lease tell us precisely when we have to provide advance notice of nominations and directors for the 2016 annual meeting and what information we need to supply.”  We did not receive a prompt reply from Mr. Dengler so on January 9, 2016, we sent another email to him on in which we said that we “would think you and the board would want to avoid another dispute about our right to nominate directors and present proposals at the annual meeting.”

On January 13, 2016, Mr. Dengler finally responded.  He refused to disclose the timetable for advance notice or provide the relevant information we requested and stated:

As you can appreciate, it is your burden and responsibility to comply with the advance notice and other requirements of Hill’s bylaws. Neither I nor anyone else at Hill has any duty, fiduciary or otherwise, to advise you through the process.

To the contrary, management of a Delaware corporation has a duty to conduct a fair corporate election which was set forth in Aprahamian v. HBO & Co., 531 A.2d 1204, 1206-07 (Del. Ch. 1987):

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

1

In addition, each director surely has a fiduciary duty to see that Hill does not risk unnecessary litigation as a result of receiving bad legal advice.  Consequently, we request that the board of directors immediately direct Mr. Dengler to stop stonewalling and to respond in good faith to our legitimate inquiry.  If the independent directors have any doubt about this, they should seek a legal opinion from a disinterested attorney with expertise in corporate governance and not rely on Mr. Dengler alone for advice.  In sum, the independent directors must assert their authority if unnecessary litigation is to be avoided.

Very truly yours,

Phillip Goldstein
Member

2